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                              PARTNERSHIP AGREEMENT

                                       OF

                          HUNLOCK CREEK ENERGY VENTURES
         (a general partnership between UGI Hunlock Development Company and Allegheny Energy Supply Hunlock Creek, LLC)


                             Dated December 8, 2000
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                              PARTNERSHIP AGREEMENT
                                       OF
                          HUNLOCK CREEK ENERGY VENTURES


            THIS PARTNERSHIP AGREEMENT OF HUNLOCK CREEK ENERGY VENTURES (this "Agreement") is made and dated this 8th day of December, 2000 by and between UGI HUNLOCK DEVELOPMENT COMPANY, a Pennsylvania corporation ("UGI GP"), and ALLEGHENY ENERGY SUPPLY HUNLOCK CREEK, LLC, a Delaware limited liability company ("Allegheny GP"). UGI GP and Allegheny GP and such additional or substitute persons or entities who become general partners of the Partnership (as defined in ARTICLE 1 below) from time to time in accordance with the provisions hereof are hereinafter sometimes collectively referred to as the "Partners" and individually as a "Partner."

                                    RECITALS

            WHEREAS, the Partners desire to form an entity to own and operate a 48 MW coal fired steam electric generation facility known as the Hunlock Creek Electric Generating Station (as defined in ARTICLE 1 below, the "Plant") located in Hunlock Township, Pennsylvania, and a 44 MW combustion turbine electric generation facility located at the Plant (as defined in ARTICLE 1 below, the "CT") and propose to form a general partnership for the purpose of organizing, owning or leasing, operating, acquiring, financing and disposing of assets related to the Plant and the CT.

            WHEREAS, the parties wish to enter into this Agreement to set forth their agreements with respect to the formation and operation of the Partnership as a general partnership and certain other matters as set forth herein.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

                        ARTICLE 1 - CERTAIN DEFINITIONS

            Unless the context otherwise specifies or requires, the terms defined in this ARTICLE 1 shall have, for the purposes of this Agreement, the meanings herein specified. Unless otherwise specified, all references herein to Articles, Sections or Exhibits are to Articles, Sections or Exhibits of this Agreement.

            "Accountant" -- As defined in Section 11.4.

            "Act" -- The Pennsylvania Uniform Partnership Act (15 P.S. Section 8301 et seq.).
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            "Actual Cost of Construction" -- The actual out-of-pocket cost of effecting the construction of the CT up to its Commercial Operation Date, which cost may include hourly labor and labor overhead costs of employees of Allegheny Energy Supply or its Affiliates, including construction overhead costs, but shall not include any allocation of corporate overhead of Allegheny Energy Supply or its Affiliates. Such cost shall be determined in accordance with GAAP and Allegheny Energy Supply shall make its books and records in respect of such determination available to UGID.

            "Additional Contributions" or "Additional Capital Contributions" -- With respect to any Partner, all cash and other contributions contributed or deemed contributed to the Partnership pursuant to Sections 5.2 and 5.3.

            "Adjusted Capital Account" -- With respect to any Partner, such Partner's Capital Account as of the end of the relevant Fiscal Year or other period: (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the next-to-last sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

            "Administrative Partner" -- As defined in Section 6.3.

            "Affiliate" - As defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

            "Affiliate Service Territory" -- As defined in Section 9.7.

            "Agreement" -- This Partnership Agreement, as amended from time to time.

            "Allegheny Contributed Assets" -- All of the assets constituting, or used in and necessary for generation purposes in the operation of, the CT.

            "Allegheny Capital Contribution" -- The Allegheny Initial Capital Contribution plus any additional Capital Contribution by Allegheny GP pursuant to Section 5.3(a).

            "Allegheny Energy Supply" -- Allegheny Energy Supply Company, LLC, a Delaware limited liability company.

            "Allegheny GP" -- Allegheny Energy Supply Hunlock Creek, LLC, as General Partner, or a successor to its General Partner interest.

            "Allegheny Initial Capital Contribution" -- As defined in Section 5.1(b).


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            "Budget" -- As defined in Section 12, shall consist of a "Capital
Budget" that will include anticipated capital expenditures that the Partnership determines to undertake, and an "Operating Budget" that will include all other anticipated expenditures of the Partnership not included in the Capital Budget.

            "Business Day" -- Any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required to be closed in the Commonwealth of Pennsylvania.

            "Business Opportunities" -- As defined in Section 9.7.

            "Capital Account" -- The Capital Account maintained for each Partner pursuant to Section 5.3.

            "Capital Contributions" -- With respect to any Partner, the amount of cash and the initial Gross Asset Value of any other property contributed or deemed contributed to the capital of the Partnership by or on behalf of such Partner, but not including guaranties, indemnities or letters of credit made, obtained or contributed by or on behalf of such Partner on account of any Partnership obligation, except to the extent payments or draws are made thereunder.

            "Cash Available for Distribution" -- For each Fiscal Year or other period, (a) all cash received by the Partnership from any source (including, without limitation, borrowings by the Partnership, Capital Contributions and proceeds of the sale, exchange or other disposition of all or portions of the Partnership Assets), less (b) cash expended, reserved or required for debts and expenses, interest and principal payments on any indebtedness, capital expenditures, taxes, fees or other requirements of the Partnership, in each case as reasonably determined by the Executive Committee.

            "Code" -- The Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law). A reference to a section of the Code shall be deemed to include any amendatory or successor provision thereto.

            "Deficiency Payment" -- A payment due by either UGID or Allegheny Energy Supply on the date hereof in accordance with the Formation Agreement in respect of half of the difference between the aggregate value of (i) the UGID Contributed Assets, plus (ii) half of the difference between Twenty-Seven Million Dollars ($27,000,000) and the Actual Cost of Construction of the CT, plus (iii) the Inventory Value, on the one hand, and the Actual Cost of Construction of the CT, on the other hand.

            "Depreciation" -- For each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for Federal income tax purposes with respect to an asset for such Fiscal Year or other period; provided, however, that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes


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at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such Gross Asset Value (determined at a date as aforesaid) as the Federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other period pertaining to such asset bears to such beginning adjusted tax basis; provided, however, that if the Federal income tax depreciation, amortization, or other cost recovery deduction for such asset in such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Representatives.

            "Development Options" -- As defined in Section 9.6.

            "Executive Committee" -- As defined in Section 6.1.

            "Fiscal Year" -- The taxable year of the Partnership for Federal income tax purposes, which initially shall be the year ending on September 30, 2001, and, thereafter, shall be determined in accordance with applicable Regulations.

            "Formation Agreement" -- That certain Partnership Formation Agreement by and between UGID and Allegheny Energy Supply dated as of September 8, 2000.

            "GAAP" -- Those generally accepted accounting principles in effect in The United States of America from time to time.

            "General Partner" or "General Partners" -- As defined above in the description of the parties, and any person or entity which is admitted to the Partnership as an additional or substitute general partner of the Partnership in accordance with the terms of this Agreement.

            "Gross Asset Value" -- Means with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

                  (i) The initial Gross Asset Value of the UGID Contributed Assets shall be the sum of (A) the sum of Fifteen Million Dollars ($15,000,000) plus half of the difference between Twenty Seven Million Dollars ($27,000,000) and the Actual Cost of Construction of the CT plus (B) the Inventory Value.

                  (ii) The initial Gross Asset Value of the Allegheny Contributed Assets shall be the Actual Cost of Construction of the CT.

                  (iii) The Gross Asset Values of all Partnership Assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Representatives, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a


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         Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Representatives reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership and shall not be made solely by reason of any cash contributions to the Partnership by the Partners;

                  (iv) The Gross Asset Value of any Partnership Asset distributed to any Partner shall be the gross fair market value of such asset on the date of' distribution; and

                  (v) The Gross Asset Values of Partnership Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m). If the Gross Asset Value of an asset has been determined or adjusted pursuant to this provision, such Gross Asset Value shall thereafter be adjusted to reflect all adjustments to the tax basis of such asset except that, in lieu of depreciation, cost recovery or amortization deductions, the Gross Asset Values of Partnership Assets shall be reduced to reflect Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

            "Hunlock Expansion Project" -- As defined in Section 9.6(a).

            "Initial Budget" -- As defined in Section 12, as the same may be amended or modified with the approval of the Executive Committee.

            "Initial Capital Contributions" -- As defined in Section 5.1.

            "Initial Operating Plan" -- As defined in Section 12, as the same may be amended or modified with the approval of the Executive Committee.

            "Inventories" -- means coal, fuel oil or alternative fuel inventories, limestone, materials, spare parts, consumable supplies and chemical and gas inventories relating to the operation of the Plant and located at the Plant.

            "Inventory Value" -- The value of the Inventories, valued at prices equal to the lower of (i) cost determined on a first-in, first-out basis and
(ii) market value, in either case f.o.b. UGID's storage, as of the date hereof.


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            "Losses" -- As defined in the definition of Profits.

            "Major Decisions" -- As defined in Section 6.2(b).

            "Nonrecourse Deductions" -- As defined in Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a Fiscal Year equals the net increase, if any, in the amount of Partnership Minimum Gain during such Fiscal Year reduced by any distributions during such Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Regulations Sections 1.704-2(c) and 1.704-2(h).

            "Nonrecourse Liability" -- As defined in Regulations Section 1.704-2(b)(3).

            "Notice" -- As defined in Section 17.2.

            "Notice Date" -- As defined in Section 9.6(d).

            "Offered Interest" -- As defined in Section 9.1(a).

            "Operating Agreement" means the Hunlock Project Operating Agreement, dated and effective as of the Effective Date, by and among the Partnership, UGID and Allegheny Energy Supply.

            "Operating Plan" -- As defined in Section 12.

            "Partner Minimum Gain" -- An amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

            "Partner Nonrecourse Debt" -- As defined in Regulations Section 1.704-2(b)(4).

            "Partner Nonrecourse Deductions" -- As defined in Regulations
Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year equals the net increase, if any, in the amount of Partner Minimum Gain during such Fiscal Year attributable to such Partner Nonrecourse Debt, reduced by any distributions during that Fiscal Year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent that such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined according to the provisions of Regulations Sections 1.704-2(h) and 1.704-2(i).

            "Partners" -- As defined in the introductory paragraph of this Agreement.


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            "Partnership" -- Hunlock Creek Energy Ventures, a Pennsylvania
general partnership, as such partnership may be constituted from time to time.

            "Partnership Affairs" -- The business affairs of the Partnership, excluding the operations by any Related Entity of any facility owned by or leased to the Partnership, or to any entity in which the Partnership invests, or the provision of service by any Related Entity under contract to the Partnership or to any entity in which the Partnership invests.

            "Partnership Assets" -- The assets and property, whether tangible or intangible and whether real, personal, or mixed, at any time owned by or held for the benefit of the Partnership, and all right, title, and interest, if any, held and owned by the Partnership in other entities and shall include, without duplication, the Partnership's proportionate interests in assets and properties owned by any entity in which the Partnership has an ownership interest, and the proportionate interests in assets and properties owned by any such entity, and so forth.

            "Partnership Interest" -- As to any Partner, such Partner's (i) right to a distributive share of the Profits and Losses and Cash Available for Distribution, (ii) right to a distributive share of Partnership Assets and (iii) right to vote on matters placed before the Partners pursuant to this Agreement or as otherwise determined by the Executive Committee in accordance herewith.

            "Partnership Minimum Gain" -- The aggregate gain, if any, that would be realized by the Partnership for purposes of computing profits and losses with respect to each Partnership Asset if each Partnership Asset subject to a Nonrecourse Liability were disposed of for the amount outstanding on the Nonrecourse Liability by the Partnership in a taxable transaction. Partnership Minimum Gain with respect to each Partnership Asset shall be further determined in accordance with Regulations Section 1.704-2(d) and any subsequent rule or Regulation governing the determination of minimum gain. A Partner's share of Partnership Minimum Gain at the end of any Fiscal Year shall equal the aggregate Nonrecourse Deductions allocated to such Partner (or his predecessors in interest) up to that time, less such Partner's (and predecessors') aggregate share of decreases in Partnership Minimum Gain determined in accordance with Regulations Section 1.704-2(g).

            "Percentage Interest" -- shall have the meaning provided in Section 5.5.

            "Plant" -- means the 48 MW coal fired steam electric generation facility known as the Hunlock Creek Electric Generating Station, including, without limitation, the Site and the related assets more fully identified on
Schedule 2.2 to the Formation Agreement.

            "Pre Contribution Loss" - As defined in Section 9.6(d).


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            "Profits" and "Losses" -- For each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (i) any income of the Partnership that is exempt from Federal income tax or excluded from Federal gross income and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

                  (ii) any expenditures of the Partnership described in Code
         Section 705(a)(2)(B) (or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(I)) not otherwise taken into account in computing Profits or Losses pursuant to this Section, shall be subtracted from such taxable income or loss;

                  (iii) in the event the Gross Asset Value of any Partnership Asset is adjusted in accordance with paragraphs (ii), (iii) or (iv) (other than the last sentence thereof) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such Partnership Asset for purposes of computing Profits or Losses;

                  (iv) gain or loss resulting from any disposition of any Partnership Asset with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such Partnership Asset differs from its Gross Asset Value;

                  (v) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of Depreciation;

                  (vi) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 7.2 shall not be taken into account in computing Profits or Losses; and

                  (vii) an allocation of Profit or Loss to a Partner shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss and deduction that has been taken into account in computing Profit and Loss.

            "Regulations" -- The Income Tax Regulations promulgated under the Code as such regulations may be amended from time to time (including Temporary Regulations). A


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reference to any Regulation shall be deemed to include any amendatory or successor provision thereto.

            "Related Entity" -- With respect to any Partner or other entity, any corporation, partnership, limited liability company or other entity or person now or in the future directly or indirectly controlled by, controlling or under common control with such Partner or entity, any partner or member of such Partner or entity and any general partner or managing member of such a partner, or any director, officer, shareholder, partner or member thereof. In the event that UGI Corporation, a Pennsylvania corporation ("UGI Parent"), or Allegheny Energy, Inc., a Delaware corporation ("Allegheny Parent") undergoes a corporate reorganization (which term shall encompass a restructuring, merger or split up), then "Related Entity" for such purposes shall mean those persons and/or entities which, upon completion of such reorganization and thereafter, are directly or indirectly controlled by, controlling or under common control with a Partner, or any general partner or managing member of such a Partner, or any director, officer, shareholder, partner or member thereof. Notwithstanding the foregoing, no public shareholder of any such entity shall be deemed to be a Related Entity solely by virtue of such status.

            "Remaining Partners" -- As defined in Section 9.2.

            "Representatives" -- As defined in Section 6.2(b).

            "Responsible Partner" -- As defined in Section 9.4(a)(i).

            "Sale Notice" -- As defined in Section 9.2.

            "Selling Partner" -- As defined in Section 9.2.

            "Tax Matters Partner" -- As defined in Code Section 6231(a)(7) and described in Section 11.6(a).

            "Transfer" -- As defined in Section 9.1.

            "UGI Capital Contribution" -- The UGI Initial Capital Contribution plus any additional Capital Contribution made by UGI GP pursuant to Section 5.2.

            "UGID" - UGI Development Company, a Pennsylvania corporation.

            "UGID Contributed Assets" -- all of the assets consisting, or used in and necessary for generation purposes in the operation, of the Plant.

            "UGI GP" - UGI Hunlock Development Company, as General Partner, or a successor to its General Partner interest.


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            "UGI Initial Capital Contribution" -- As defined in Section 5.1(a).

            "UGI Put Right" - As defined in Section 9.6(b).

            "UGI Retained Liability" - As defined in Section 9.6(d).

                     ARTICLE 2 - PRINCIPAL OFFICE, PURPOSE

SECTION 2.1 PRINCIPAL OFFICE.

      Pursuant to the applicable provisions of the Act, the parties hereby establish the Partnership as a Pennsylvania general partnership upon the terms and conditions set forth herein. The Partnership shall have its principal office at 460 North Gulph Road, King of Prussia, Pennsylvania 19406, or such other place as the Executive Committee shall determine.

SECTION 2.2 PURPOSE; POWERS.

         (a) Purpose. Subject to and in accordance with this Agreement, the purpose of the Partnership shall be the ownership and operation of the Plant and the CT, including, without limitation, the sale of the output of the Plant and the CT at wholesale only, and the conduct of such other activities that are not inconsistent with this Agreement as may in the view of the Executive Committee be necessary, advisable, convenient, incidental or appropriate in connection with the foregoing.

         (b) Powers. The Partnership shall have all powers necessary or advisable, convenient, incidental or appropriate for the accomplishment of the Partnership purposes set forth above, including, without limitation, all powers which may be exercised by the Partners (or the Executive Committee, as herein provided) on behalf of the Partnership pursuant to this Agreement.

SECTION 2.3 STATUTORY COMPLIANCE.

            The Partnership shall exist under and be governed by the Act. The Partners shall execute, and the Partnership shall file and/or publish on behalf and at the expense of the Partnership, all appropriate certificates and other documents required by law to be filed and/or published in connection with the formation of the Partnership and the authorization for the Partnership to do business in such other jurisdictions as the nature of its business requires.

SECTION 2.4 MODIFICATIONS TO STRUCTURE.

            The parties agree to negotiate in good faith modifications to the structure of the Partnership and/or the Partnership's investments in, and ownership of, the Partnership Assets proposed from time to time by the Administrative Partner to avoid the imposition of a corporate


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tax on any income of the Partnership or to implement other tax efficient policies. No modification shall become effective except in compliance with the provisions of Section 17.4.

                                ARTICLE 3 - TERM

            The term of the Partnership shall continue until October 1, 2050, on which date the Partnership shall dissolve, unless extended by agreement among the Partners or sooner dissolved upon the occurrence of any of the events specified in ARTICLE 15.

                          ARTICLE 4 - GENERAL PARTNERS

SECTION 4.1. GENERAL PARTNERS.

            The General Partners shall be UGI GP and Allegheny GP, their permitted successors and assigns who are admitted as General Partners pursuant to this Agreement and such additional or substitute persons or entities as become General Partners from time to time in accordance with the provisions of this Agreement. In the event that applicable law of the Commonwealth of Pennsylvania requires a matter to be decided directly by the General Partners notwithstanding the provisions hereof pertaining to the Executive Committee, then a majority in Percentage Interest of the General Partners shall be required for any matter required to be submitted to the vote of the General Partners.

                       ARTICLE 5 - CAPITAL CONTRIBUTIONS

SECTION 5.1 INITIAL CONTRIBUTIONS OF THE PARTNERS.

         (a) As of the date hereof, pursuant to Sections 2.2 and 2.8 of the Formation Agreement, UGID shall contribute the UGID Contributed Assets to the Partnership and UGID shall make a Capital Contribution to the Partnership, in immediately available funds, in the amount of $500,000 (collectively, the "UGI Initial Capital Contribution"). The value of the UGI Initial Capital Contribution on the date hereof shall be equal to the sum of: (i) Fifteen Million Dollars ($15,000,000) plus half of the difference between Twenty-Seven Million Dollars ($27,000,000) and the Actual Cost of Construction of the CT, plus (ii) the Inventory Value, plus (iii) $500,000, minus (iv) in the event that UGID is the payee of the Deficiency Payment, the amount of the Deficiency Payment.

         (b) As of the date hereof, pursuant to Sections 2.3 and 2.8 of the Formation Agreement, Allegheny Energy Supply shall contribute the Allegheny Energy Supply Contributed Assets to the Partnership and Allegheny Energy Supply shall make a Capital Contribution to the Partnership, in immediately available funds, in the amount of $500,000 (collectively, the "Allegheny Initial Capital Contribution"). The value of the Allegheny Initial Capital Contribution on the date hereof shall be equal to the sum of: (i) the Actual Cost of Construction of the CT, plus (ii) $500,000, minus (iii) in the event that Allegheny Energy Supply


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is the payee of the Deficiency Payment, the amount of the Deficiency Payment.

         (c) As of the date hereof, the value of the UGI Initial Capital Contribution and the value of the Allegheny Initial Capital Contribution shall be equal.

SECTION 5.2 ADDITIONAL CAPITAL CONTRIBUTIONS BY PARTNERS.

         (a) BUDGET FUNDING. The Partners shall make Additional Capital Contributions in such amounts and at such times as may be necessary to fund the Budget as approved by the Executive Committee pursuant to Section 6.2(b).

         (b) FUNDING OF DEVELOPMENT OPTIONS. The Partners shall make Additional Capital Contributions in such amounts and at such times as may be necessary to fund Development Options for the Partnership as approved by the Executive Committee pursuant to Section 6.2(b) and Section 9.6.

         (c) MISCELLANEOUS PROVISIONS. The Additional Capital Contributions that are required to be made as provided in Section 5.2(a) and Section 5.2(b) shall be made by the Partners in accordance with their respective aggregate Percentage Interests; provided, however, that if any Partner fails to make any such Additional Capital Contributions, the other Partner or Partners may do so and the Partner failing to do so shall be subject to dilution of its aggregate Percentage Interests. Notwithstanding the foregoing or anything herein to the contrary, no Partner that fails to make any Additional Capital Contribution when otherwise required shall be in default under this Agreement; provided, however, that a Partner that fails to make an Additional Capital Contribution shall not be entitled, at a later time, to make an Additional Capital Contribution in respect of the amount that such Partner had previously failed to contribute, unless permitted to do so by the Executive Committee with each Representative voting in accordance with the aggregate Percentage Interest of its respective Partner. The Administrative Partner shall use reasonable efforts to provide each Partner with not less than twelve (12) days notice of any required Additional Capital Contributions. No Partner shall, or shall direct its Representatives to, unreasonably withhold its consent to the expenditure of cash to pay expenses, or to meet capital calls with respect to the Partnership's investments, or in connection with the establishment of appropriate reserves.

SECTION 5.3 CAPITAL ACCOUNTS.

         (a) The Partnership shall establish and maintain a separate Capital Account for each Partner in accordance with the following provisions:

                  (i) to each Partner's Capital Account there shall be credited the amount of such Partner's Capital Contributions to the Partnership, such Partner's distributive share of Profits under Section 7.1, any other items in the nature of income or gain which are specially allocated to such Partner pursuant to Section 7.2, and the amount of any Partnership liabilities that are assumed by such Partner


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         or that are secured by any Partnership property distributed to such
         Partner, determined in accordance with the Regulations issued under Code Section 752.

                  (ii) from each Partner's Capital Account there shall be debited the amount of cash distributed to such Partner by the Partnership; the Gross Asset Value of any Partnership Asset distributed to such Partner pursuant to any provision of this Agreement; such Partner's distributive share of Losses under Section 7.1; any items in the nature of expenses or losses which are specially allocated to such Partner pursuant to Section 7.2; and the amount of any liabilities of such Partner that are assumed by the Partnership or which are secured by any property contributed to the Partnership by such Partner, determined in accordance with the Regulations issued under Code Section 752.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. Any questions with respect to a Partner's Capital Account shall be resolved by the Executive Committee in its reasonable discretion, applying principles consistent with this Agreement.

         (b) Any transferee of a Partnership Interest or a portion thereof shall succeed to the Capital Account relating to the Partnership Interest transferred or the corresponding portion thereof.

SECTION 5.4 RETURN OF CAPITAL; NO INTEREST ON AMOUNTS IN CAPITAL ACCOUNT.

            Except upon dissolution of the Partnership or as may be expressly set forth in this Agreement, no Partner shall have the right to demand or receive the return of its Capital Contributions or any part of its Capital Account, and, except as expressly set forth in this Agreement, no Partner shall be entitled to receive any interest on its outstanding Capital Account balance.

SECTION 5.5 PERCENTAGE INTERESTS.

            The Percentage Interests of each of the Partners shall be a percentage equal to such Partner's Capital Account divided by the sum of the Capital Accounts of all Partners multiplied by 100.

SECTION 5.6 NEGATIVE CAPITAL ACCOUNTS.

            Upon the liquidation of the Partnership pursuant to Section 15.2, no Partner shall be liable to the Partnership or any other Partner for any deficit or negative balance which may exist in such Partner's Capital Account.

                              ARTICLE 6 - PARTNERS

SECTION 6.1 POWERS AND AUTHORITY OF THE PARTNERS.

         (a) Subject to the restrictions otherwise set forth in this Agreement (including, without limitation, the restrictions set forth in Sections 6.2, 6.3 and 6.4) and in any Budget and any Operating Plan, the affairs of the Partnership shall be managed and supervised solely by the Partners, by means of and through a committee of Representatives appointed pursuant to Section 6.2(b) (the "Executive Committee"). Subject to the terms and provisions of this Agreement (including, without limitation, the restrictions set forth in Sections 6.2, 6.3 and 6.4), each of the Partners shall have all of the powers of a general partner, including all powers necessary, advisable, convenient, incidental or appropriate to carry out the purposes of the Partnership.

SECTION 6.2 EXECUTIVE COMMITTEE.

         (a) The Partners shall be solely responsible for and are authorized to conduct and control the affairs of the Partnership. They shall act through the Executive Committee. The Administrative Partner shall conduct and/or supervise the day-to-day activities of the Partnership subject to such limitations and directions as shall be adopted by the Executive Committee.

         (b) The Executive Committee shall consist of representatives (each a "Representative") of the Partners appointed by the Partners based upon the aggregate Percentage Interest held by each Partner. Any Partner that holds an aggregate Percentage Interest of 30% or greater shall be entitled to appoint two individuals to the Executive Committee as Representatives of such Partner. If the aggregate Percentage Interest held by any Partner is less than 30%, then such Partner shall be entitled to appoint one individual to the Executive Committee as the Representative of such Partner so long as such Partner holds an aggregate Percentage Interest of 20% or greater. Any Partner that holds an aggregate Percentage Interest of less than 20% shall not be entitled to appoint any Representatives to the Executive Committee and shall, consequently, have no representation on the Executive Committee. An individual appointed by a Partner as a Representative shall be a partner, officer, director, majority equity holder, or employee of the Partner appointing such Representative. Representatives shall be authorized to act on behalf of the Partners and to approve any matters which are required to be approved hereunder. Any Representative of a Partner may be removed and another Representative substituted therefor by such Partner from time to time as designated in a Notice to such effect to the other Partner so long as the Partner giving such Notice has the ability to appoint at least one Representative to the Executive Committee. The Executive Committee shall meet at least quarterly and shall be required to meet upon ten (10) Business Days prior Notice given to all Representatives from any Representative. Meetings shall be held at the Partnership's offices, or at such other place as the Representatives shall agree. So long as the aggregate Percentage Interest held by a Partner shall not be less than 40%: (i) a majority of the Representatives shall constitute a quorum; and (ii) a unanimous vote of such quorum, which shall include the affirmative vote of at least one Representative of each Partner, shall, constitute the legally binding and lawful act of the Partnership as to any matter voted upon. In the event that the aggregate Percentage Interest held by any Partner shall be less than 40%: (i) the presence of Representatives constituting a majority of the Percentage Interest of the aggregate Percentage Interest of all Partners shall constitute a quorum; and (ii) the affirmative vote of Representatives constituting a majority of the Percentage Interest of the aggregate Percentage Interest of all Partners shall constitute the legally binding and lawful act of the Partnership as to any matter voted upon. A Representative shall be considered present for purposes of any required vote if participating in, or represented at such meeting either in person, or by proxy or authorized representative, including, but not limited to, a telephonic communication by which all Representatives attending such meeting may hear and be heard. A written record of minutes of all meetings of the Executive Committee and all resolutions of or decisions made by the Executive Committee shall be made and shall be kept in the records of the Partnership. Minutes and/or resolutions approved by the Executive Committee shall be binding and conclusive evidence of the decisions reflected therein and any authorizations granted thereby. No Representative shall be entitled to receive any salary or other remuneration or expense reimbursement from the Partnership for his services as a Representative. The Representatives as such shall not be deemed to be general partners of the Partnership and shall not be generally or personally liable for the debts or obligations of the Partnership.

            Notwithstanding the foregoing, so long as a Partner holds an aggregate Percentage Interest of 30% or greater, action with respect to all Substantive Decisions shall require the affirmative vote of at least one Representative of each such Partner. For this purpose, "Substantive Decisions" shall mean the following:

                  (i) appointment, removal and compensation of officers, if any, of the Partnership; and

                  (ii) appointment or removal of the Administrative Partner.

         Notwithstanding the foregoing, so long as a Partner holds an aggregate Percentage Interest of 20% or greater, action with respect to all Major Decisions shall require the affirmative vote of at least one Representative of each such Partner. For this purpose, "Major Decisions" shall mean the following:

                  (i) other than as set forth in Section 9.6, the sale of equity interests in the Partnership, the sale of all or substantially all of the Partnership Assets, the sale of the Plant, the sale of the CT, or the sale of any or all of the foregoing;

                  (ii) the liquidation, merger or recapitalization of the Partnership and financing and refinancing decisions related to either of them;

                  (iii) approval of any Budget (and any related Additional Capital Contribution) and approval of the incurrence by the Partnership of any indebtedness for borrowed money;

                  (iv) any capital expenditure of the Partnership (whether or not included within any Budget);

                  (v) approval of any Development Option (and any related Additional Capital Contribution);

                  (vi) distributions from the Partnership, other than distributions required under Section 5.1, Section 9.6 or ARTICLE 8;

                  (vii) amendments to this Agreement or the Operating Agreement;

                  (viii) commencement or settlement of any material litigation by the Partnership; and

                  (ix) the establishment of reserves in excess of those recommended by accounting or banking standards.

Any reference to action required or permitted to be taken by the Executive Committee pursuant to this Agreement shall mean actions taken in accordance with this Section 6.2(b).

         (c) The Executive Committee may establish other committees or organize other work groups as it may deem to be in the best interests of the Partnership and determine the size, personnel and delegated powers or responsibilities thereof.

         (d) Notwithstanding any provision of this Agreement to the contrary, any third party dealing with the Partnership shall be entitled to rely on a certification and/or representation of either Partner stating that the Partner has the authority pursuant to this Agreement to take any specified action or to execute and deliver any specified agreement, instrument or other document, but the foregoing shall not relieve such Partner from any liability that it may have to the Partnership or the Partners for acting without authority under this Agreement.

SECTION 6.3 ADMINISTRATIVE PARTNER.

         The Executive Committee may designate a Partner (the "Administrative Partner") to act as the administrative partner of the Partnership and implement the decisions of the Executive Committee. UGI GP shall be the initial Administrative Partner. Subject to the policies and directives of the Executive Committee, the Administrative Partner shall be responsible for supervising the operation and management of the Partnership and the Partnership Assets. Subject to the limitations set forth in this Agreement or in any Budget or Operating Plan, the Administrative Partner shall have the power and authority to enter into contracts on behalf of the Partnership, to execute and deliver all necessary instruments and documents and to make expenditures under and in accordance with such documents and instruments or otherwise as are required to implement any Budget and Operating Plan.

SECTION 6.4 COMPENSATION TO THE PARTNERS AND RELATED ENTITIES.

         (a) No fees or other compensation or reimbursement for costs incurred shall be payable to any Partner for performance of services to or on behalf of the Partnership, except as provided in this Section 6.4 or Section 6.5.

         (b) The Partnership shall pay, or shall reimburse the Partners for payment of, all of the Partnership's ordinary and necessary expenses including out-of-pocket expenses, as determined proper by the Executive Committee or in accordance with the procedures and guidelines set forth in any Budget or Operating Plan. Costs paid or incurred by any Partner in its capacity as Partner, including but not limited to payments for legal or accounting services rendered to such partner in its particular capacity shall be for the account of such partner and shall not be reimbursed.

         (c) Neither the Administrative Partner nor any member of the Executive Committee shall receive a fee in connection with its service as either the Administrative Partners of a member of the Executive Committee. The foregoing shall not restrict or limit the right of a Partner or any Affiliate thereof to receive fees under the Operating Agreement.

SECTION 6.5 EXCULPATION AND INDEMNIFICATION.

         (a) No Partner, any Related Entity of such Partner, or any representative of such Partner or such Related Entity (including the Representatives and the Administrative Partner), acting on behalf of the Partnership in connection with any business or activity of the Partnership, shall be liable to the Partnership or to any Partner for any loss arising out of or in connection with the management, operation or conduct of the Partnership Affairs, except by reason of bad faith, willful misconduct, fraud or gross negligence in respect of the matter on which the claim is based. The Partnership, to the fullest extent permitted by applicable law, shall indemnify and hold harmless each person or entity indemnified as provided above in this
Section 6.5(a) in its capacity as such, from and against any and all claims, costs, losses, damage, expenses (including, without limitation, the expense of defending, investigating or preparing to defend any claim) or liabilities (including, but not limited to, reasonable attorneys' fees) suffered or sustained by such indemnified person by reason of any acts performed or omitted to be performed by such indemnified person on behalf of the Partnership or in furtherance of the interest of the Partnership, except, with respect to any indemnified party by reason of bad faith, willful misconduct, fraud or gross negligence in respect of the matter on which the claim is based.

         (b) No claim, action or proceeding, or any appeal therefrom which is subject to the provisions of Section 6.5(a) shall be settled by the Partnership without the consent of the person or entity affected thereby, unless the settlement of such claim, action or proceeding requires solely the payment of money. Notwithstanding the foregoing, if the Partnership is also a defendant in any such claim, action, proceeding or appeal, the Partnership may enter into any settlement for itself without the consent of any other defendant. The Partnership shall not be liable for any claim settled without its consent, which consent may not be unreasonably withheld.

         (c) To the extent that, at law or in equity, a person or entity indemnified pursuant to Section 6.5(a) has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, such indemnified person acting under this Agreement or otherwise shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of an indemnified person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such indemnified person.

                 ARTICLE 7 - ALLOCATIONS OF PROFITS AND LOSSES

SECTION 7.1 PROFITS AND LOSSES.

         (a) After giving effect to the mandatory allocations set forth in
Section 7.2. Profits for any Fiscal Year shall be allocated to the Partners in the following order of priority: (i) first, to the Partners, to the extent of and in proportion to the amounts, if any, by which cumulative prior allocations of Profit to each Partner under this clause are less than cumulative prior allocations of Loss to each such Partner pursuant to the last sentence of
Section 7.1(b); (ii) second, to the Partners, to the extent of and in proportion to the amounts, if any, by which cumulative prior allocations of Profit to each Partner under this clause are less than cumulative prior allocations of Loss to each such Partner pursuant to the first sentence of Section 7.2, and (iii) thereafter, to the Partners, pro rata in accordance with their Percentage Interests.

         (b) After giving effect to the mandatory allocations set forth in
Section 7.2, Losses for any Fiscal Year shall be allocated to the Partners pro rata in accordance with their Percentage Interests. To the extent that any Partner has or would have, as a result of an allocation of Loss (or item thereof), an Adjusted Capital Account deficit such Loss (or item thereof) shall be allocated to the other Partners, pro rata in accordance with their relative Percentage Interests, but in a manner that will not produce an Adjusted Capital Account deficit as to such Partners or, if such allocation would result in all Partners having an Adjusted Capital Account deficit, such loss shall be allocated to the Partners, pro rata in accordance with their relative Percentage Interests.

SECTION 7.2 MANDATORY ALLOCATION RULES.

         Notwithstanding any other provisions of this Agreement to the contrary, the following mandatory allocations shall be made in the following order:

         (a) (i) If there is a net decrease in Partnership Minimum Gain during any Fiscal Year, then, subject to the exceptions set forth in Regulations Sections 1.704-2(f)(2), (3), (4) and (5), each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). This Section 7.2(a)(i) is intended to comply with the minimum gain charge back requirement in such Section of the Regulations and shall be interpreted consistently therewith.

                  (ii) If there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, then, subject to the exceptions set forth in Regulations Section 1.704-2(i)(4), each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations
         Section 1.704-2(i)(4). This Section 7.2(a)(ii) is intended to comply with the minimum gain charge back requirement in such Section of the Regulations and shall be interpreted consistently therewith.

         (b) In the event any Partner receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or
(6) that cause or increase an Adjusted Capital Account deficit of such Partner, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account deficit of such Partner as quickly as possible. This Section 7.2(b) is intended to comply with the qualified income offset requirement in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         (c) Any Partner Nonrecourse Deductions for any Fiscal Year or other period shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

         (d) To the extent an adjustment to the adjusted tax basis of any Partnership Asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

         (e) All items of deduction or loss, if any, attributable to the contributions of the Partners shall be allocated to such Partners pro rata in accordance with their relative Percentage Interests.

         (f) Any Profits or Losses (or, if necessary, items of income, gain, loss or deduction) recognized on or after the dissolution of the Partnership or otherwise on or after the disposition of substantially all of the Partnership assets shall be allocated among the Partners to the extent of and in proportion to the amounts required to cause the Capital Account balance of each Partner to be in proportion to its Percentage Interest.

         (g) The allocations set forth in Sections 7.2(a), 7.2(b) and 7.2(c) above (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Section 1.704-1(b). The Regulatory Allocations shall be taken into account for purposes of equitably adjusting subsequent allocations of Profits and Losses and items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocation of Profits and Losses and other items to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

SECTION 7.3 OTHER ALLOCATION RULES.

         (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Partners using any permissible method under Code Section 706 and the Regulations thereunder.

         (b) Except as otherwise provided in this Agreement, all items of Partner income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits and Losses, as the case may be, for the Fiscal Year.

         (c) The Partners are aware of the income tax consequences of the allocations made by this ARTICLE 7 and hereby agree to be bound by the provisions thereof in reporting their shares of Partnership income and loss for income tax purposes.

         (d) To the extent permitted under Regulations Section 1.704-2(h)(3), the Partnership shall treat a distribution of proceeds of a Nonrecourse Liability as a distribution that is not allocable to an increase in Partnership Minimum Gain.

SECTION 7.4 TAX ALLOCATIONS.

         (a) Except as otherwise provided in this Section 7.4, each item of income, gain, loss and deduction as computed for federal income tax purposes, shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 7.1 and 7.2 above.

         (b) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value in accordance with Regulations
Section 1.704-3(b).

         (c) In the event the Gross Asset Value of any Partnership Asset is adjusted pursuant to any provision of this Agreement in accordance with the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such Partnership Asset shall take into account any variation between the adjusted basis of such Partnership Asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code
Section 704(c) and the Regulations thereunder.

         (d) Any elections or other decisions relating to such allocations shall be made by the Tax Matters Partner with the advice of the Accountants and tax counsel for the Partnership in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or pursuant to any provision of this Agreement.

                           ARTICLE 8 - DISTRIBUTIONS

SECTION 8.1 DISTRIBUTIONS.

i            All amounts of Cash Available for Distribution shall be distributed
(i) in a liquidation, as set forth in Section 15.2, and (ii) in all other cases, to the Partners in proportion to the Percentage Interests of each as of the date of distribution.

SECTION 8.2 TIMING OF DISTRIBUTIONS.

            Subject to Sections 8.3 and 15.2, Cash Available for Distribution shall be distributed by the Partnership as promptly as practicable following the end of a Fiscal Year and at such other times as may be determined by the Executive Committee.

SECTION 8.3 DISPUTES REGARDING CASH AVAILABLE FOR DISTRIBUTION.

            In the event that the Executive Committee is deadlocked and unable to agree upon the amount of Cash Available for Distribution with respect to a particular Fiscal Year within 90 days following the completion of such Fiscal Year, the chief executive officers of the parent companies of each of such Partners (which shall be the chief executive officers of Allegheny Parent and UGI Enterprises, Inc. until such time as another General Partner is admitted to the Partnership) shall meet as promptly as practicable to discuss the issue and shall negotiate in good faith to resolve the issue. Promptly following any resolution, such chief executive officers shall instruct their Representatives to vote in favor of the agreed upon amount of Cash Available for Distribution.

                      ARTICLE 9 - TRANSFER OF PARTNERSHIP
                         INTERESTS; DEVELOPMENT OPTIONS

SECTION 9.1 PROHIBITED TRANSFERS; TRANSFERS TO AFFILIATES.

            No Partner may, without the prior consent of all other Partners, sell, pledge, hypothecate, convey or otherwise transfer (collectively a "Transfer") all or any part of its Partnership Interest (or equity interests in a Partner) (the "Offered Interest") to any other Partner or third party without first complying with the provisions of Section 9.2 and Section 9.3; provided, however, that a Partner may Transfer any Offered Interest without the prior consent of any other Partner and without the need to comply with Section 9.2 or
Section 9.3 to any Affiliate of such Partner so long as (i) the transferee complies with the provisions of Section 10.1 and (ii) the Transfer would have no materially adverse effect on the Partnership, any Partner or the operation of the Plant or the CT, including, without limitation, any effect on the regulatory status of the Plant or the CT or any increased permitting or licensing burden on the Partnership or any Partner. A permitted Transfer under this Section 9.1 shall not relieve the transferor of any of its obligations prior to the Transfer. Each Partner shall cooperate with all other Partners with respect to transactions contemplated under this Section 9.1 that have either been approved as provided in this Section 9.1 or otherwise do not require approval, and shall do, execute and deliver all instruments, documents, consents, amendments and acts necessary to consummate such transactions contemplated under this Section 9.1.

SECTION 9.2 RIGHT OF REFUSAL.

            Subject to Section 9.1, in the event that a Partner (the "Selling Partner") shall at any time subsequent to the date hereof receive a bona fide offer from a third party that is not an Affiliate in respect of the sale of all or any portion of its Partnership Interest (or interests in the entity holding such Partnership Interest), the Selling Partner shall give the other Partners (the "Remaining Partners") notice (the "Sale Notice") of the terms and conditions of each such bona fide offer upon which the Selling Partner is willing to sell such Partnership Interest. Each Remaining Partner shall have the right, exercisable by delivering written notice to the Selling Partner within ten (10) days after the date of the Sale Notice, to purchase the portion of the Selling Partner's Partnership Interest (or interests in the entity holding such Partnership Interest) sought to be sold upon the terms and conditions contained in the Sale Notice. If the amount of Partnership Interests (or interests in the entity holding such Partnership Interest) sought to be purchased by the Remaining Partners exceeds the amount sought to be sold by the Selling Partner, each Remaining Partner electing to exercise its right pursuant to this Section
9.2 shall be deemed to have exercised its right to purchase only such portion of the Partnership Interests sought to be sold as such Remaining Partner's Percentage Interest bears to the aggregate Percentage Interests of all Remaining Partners exercising. If the amount of Partnership Interests (or interests in the entity holding such Partnership Interest) sought to be purchased by the Remaining Partners is less than the amount sought to be sold by the Selling Partner, the Selling Partner shall be free to sell any remaining portion of such Partnership Interest to a third party that is not an Affiliate on the same terms and conditions as set forth in the Sale Notice. The Selling Partner and each Remaining Partner electing to exercise its right pursuant to this Section 9.2 shall thereupon enter into a Partnership Interest purchase agreement acceptable to the Selling Partner which shall contain the same terms and conditions set forth in the Sale Notice. In the event that any Remaining Partner fails to exercise its right as aforesaid within ten (10) days of the date of receipt of the Sale Notice, such Remaining Partner shall be deemed to have waived its rights under this Section 9.2 with respect to the Selling Partner's Partnership Interests (or interests in the entity holding such Partnership Interest, as the case may be) sought to be sold, and the Selling Partner shall have the absolute right to sell the Partnership Interests (or interests in the entity holding such Partnership Interest, as the case may be) as set forth in the Sale Notice to any other person or entity and such Remaining Partner shall have no further rights with respect to the Partnership Interests as set forth in the Sale Notice; provided, however, that in the event that such third party sale is not consummated within six (6) months after the date of the Sale Notice, or if there is any material change proposed to be made in the terms or conditions of such sale, then the Selling Partner shall be required to provide a new Sale Notice to the Remaining Partners, and such Remaining Partners shall have the right to purchase that portion of the Selling Partner's Partnership Interest as is being offered for sale, all as set forth in this Section 9.2. Any Remaining Partner which fails to exercise its rights as aforesaid within ten (10) days of the receipt of any such Sale Notice shall be deemed to have waived its rights under this Section 9.2, but only with respect to the individual transaction described in such Sale Notice.

SECTION 9.3 RIGHT OF CO-SALE.

         (a) Subject to Section 9.1, in the event that the Selling Partner wishes to sell all or any portion of its Partnership Interest (or interests in the entity holding such Partnership Interest) to a third party, the Selling Partner shall give the Remaining Partners a Sale Notice of its desire to do so, which Sale Notice shall state the price, measured in dollars for the Partnership Interests of the Selling Partner sought to be sold and the terms of the Offer, including the date, if available, when such proposed sale is to be consummated. Each Remaining Partner shall have the right (the "Co-Sale Right") to sell a pro rata share of the Partnership Interests owned by such Remaining Partner as follows: at least thirty (30) days prior to any sale of Partnership Interests by the Selling Partner, the Selling Partner shall notify each Remaining Partner in writing (the "Notice of Offer") of its determination to sell Partnership Interests to one or more third parties (the "Purchasers"). The Notice of Offer shall name the person or entity acquiring such shares and set forth the terms and conditions of such sale, including the price, payment terms and proposed date of consummation of the transaction.

         (b) Each Remaining Partner shall have twenty (20) days from the date of receipt of the Notice of Offer (the "Co-Sale Right Period") to notify the Selling Partner of its election to sell Partnership Interests to the Purchaser upon the same terms and conditions which the Selling Partner has agreed to sell its Partnership Interests. If any Remaining Partner elects to exercise its Co-Sale Right, with respect to any sale of Partnership Interests by a Partner, subject to the additional right granted in (c) of this Section 9.3, the aggregate amount of Partnership Interests which the Remaining Partner shall have the right to sell shall be not greater than the amount of Partnership Interests set forth in the Notice of Offer, multiplied by a fraction, the numerator of which is the amount of Partnership Interests of such Remaining Partner and the denominator of which is the sum of the amount of Partnership Interests of each Remaining Partner participating in the sale, plus the Partnership Interests of the Selling Partner.

         (c) Each of the Remaining Partners shall have the right of over-allotment such that if any of the Remaining Partners fails to exercise its rights under paragraph (b) to sell its pro rata portion Partnership Interests to be sold, or any portion thereof, the other Remaining Partners may (by exercising their over-allotment right within the Co-Sale Right Period) sell a pro rata portion of such amount to the Purchaser. The calculation of the pro rata rights of each Remaining Partner shall be as of the date of the Notice of Offer and shall be based on the ratio of the amount of such Remaining Partner's Partnership Interest to the total amount of outstanding Partnership Interests of each of the Remaining Partners participating in the Sale.

         (d) Any Remaining Partner which fails to notify the Selling Partner during the Co-Sale Right Period of its election to sell its pro rata share, or any lesser amount, to the Purchaser, shall be deemed to have declined to sell any of its Partnership Interests only with respect to the transaction described in the Notice of Offer.

         (e) Subject to compliance by the Selling Partner with the provisions of
Section 9.3, the Selling Partner may sell its Partnership Interests to the Purchaser on the terms specified in the Notice of Offer, provided that if such sale is not consummated within six (6) months of the date of the Notice of Offer, the Selling Partner shall issue a new Notice of Offer to the Remaining Partners pursuant to this Section 9.3 and again comply with the provisions hereof with regard to such transaction.

SECTION 9.4 CONDITIONS APPLICABLE TO TRANSFERS.

         (a) COMPLIANCE WITH LAWS, ETC.

                  (i) Notwithstanding anything to the contrary contained in this Agreement, any Transfer of any Partner's Partnership Interest shall be made in full compliance with (A) all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having jurisdiction over the Partnership and the Partnership Assets, (B) the provisions of this Agreement, and (C) any agreements or loans of the Partnership, so that the operation of the Partnership and the Partnership Assets can continue without interruption and without violation of any applicable law, or if any approval or consent is required in connection with any such Transfer, the Responsible Partner (hereinafter defined) shall promptly make such filing or application or obtain such approval or consent at its sole expense, and shall reimburse the Partnership for any costs or expenses (including attorneys fees) incurred by the Partnership in connection with any filing, application, approval or consent.

                  The "Responsible Partner" shall be the transferring Partner; provided, however, that should such transferor fail or refuse to perform hereunder, the Administrative Partner, acting on behalf of the remaining Partners, at the cost and expense of such transferor, shall act as "Responsible Partner" hereunder.

                  (ii) Notwithstanding any provision hereof to the contrary, no Transfer shall be made pursuant to this ARTICLE 9 to any Foreign Person unless and until the transferee agrees in writing in advance of the Transfer that (A) the Partnership may comply with any and all income and other withholding obligations that may be imposed on the Partnership without regard to other provisions of this Agreement that may otherwise govern the transferee's rights to its share of Partnership income and loss and to receive distributions from the Partnership; and (B) the transferee shall indemnify and hold the Partnership and the non-transferring Partners harmless from and against any and all expense or liability that is or may be imposed on the Partnership or the non-transferring Partners attributable to or arising out of such Transfer because of such status of the transferee. Any agreement of a transferee Partner required by this Section 9.4(a) shall be in such form and shall contain such additional provisions as the Partners in the exercise of reasonable discretion shall request as a condition precedent to such Transfer.

         (b) INSTRUMENTS OF TRANSFER.

         Notwithstanding anything to the contrary contained in this Agreement, no change in ownership of the Partnership Interest of any Partner shall be binding upon the other Partners or the Partnership unless and until (i) true copies of the instruments of transfer executed and delivered pursuant to or in connection with such Transfer shall have been delivered to the Administrative Partner, (ii) the transferee shall have delivered to the Administrative Partner an executed and acknowledged assumption agreement, in form and substance reasonably satisfactory to counsel to the Partnership, pursuant to which the transferee assumes from and after the date of the Transfer all the obligations of the transferor thereunder thereafter accruing, makes all representations, warranties and covenants as were made pursuant to ARTICLE 13 by the transferor, and agrees to be bound by all the provisions of this Agreement, (iii) the transferee shall have executed, acknowledged and delivered any instruments required under the Act or the laws of any State in which the Partnership is authorized to do business to effect such Transfer and its admission to the Partnership, and (iv) unless waived by the Partners, the Partnership shall have received an opinion of counsel as provided in Section 9.4(c) if the Transfer is to any person or entity that is not at the time a Partner. Upon the execution and delivery of such assumption agreement, the transferor shall have no further obligation hereunder thereafter accruing except that the transferor shall remain primarily liable for all accrued obligations (as of the date of Transfer) of the transferor under this Agreement notwithstanding any Transfer pursuant to this
ARTICLE 9.

         (c) OPINION OF COUNSEL.

         If a Transfer is proposed to any person or entity that is not at the time a Partner, then, prior to any such Transfer, the transferring Partner shall give a notice to the Partnership setting forth the material terms and conditions of such Transfer, the name of the proposed transferee and the name of its and/or the transferee's counsel (which counsel shall be reasonably satisfactory to counsel for the Partnership), and there shall be delivered to the Partnership an opinion of counsel to the transferring Partner or transferee, reasonably satisfactory in form and substance to counsel for the Partnership, with reasonable qualifications (including, but not limited to, basing such opinion on affidavits of the transferor and/or the transferee) to the effect that the proposed Transfer shall not (i) result in the violation of the Securities Act of 1933 or any other applicable federal or state laws or the order of any court having jurisdiction over the Partnership or require registration of the Partnership Interest to be transferred under the Securities Act of 1933 as then in force or the taking of any similar action under any similar Federal or state law then in force; (ii) result, directly or indirectly, in a termination of the Partnership under Code Section 708 or, if such termination occurs, such termination would not have a material and adverse effect on the Partners; (iii) cause the Partnership to become "publicly traded" for purposes of Code Section 7704; or (iv) cause the classification of the Partnership as a partnership for purposes of the Code to be lost or adversely affected.

         The transferring Partner and the transferee shall pay to the Partnership all costs incurred by the Partnership as a result of such Transfer, and shall indemnify the Partnership (in a manner which is reasonably satisfactory to the Partnership) for any such costs which are or may be incurred by it thereafter as a result of such Transfer.

         (d) TRANSFEREES BY OPERATION OF LAW OR THIS AGREEMENT.

         If any party or entity acquires all or any part of a Partnership Interest in violation of this ARTICLE 9 by operation of law or judicial proceeding, the holder(s) of the affected interest shall have no right to take action under this Agreement, and the Partner whose interest was so affected shall be subject to the restrictions provided in Section 9.5. A transfer of the equity securities of UGI Parent, UGID or Allegheny Parent (which is the sole member of the Allegheny GP) shall not be deemed a Transfer hereunder.

         (e) EFFECTIVE DATE OF TRANSFERS.

         For financial and tax reporting purposes, every voluntary sale, assignment or other transfer (as distinguished from the original issuance) of any Partnership Interest or portion thereof shall be deemed to have occurred as of the close of business on the day on which such event shall have in fact occurred, and shall have no prior effect, and every involuntary sale, assignment or transfer (whether by bequest, operation of law or any other method) of any Partnership Interest shall be deemed to have occurred as of the close of business on the day on which the Partnership shall have received evidence of such transfer and shall have no prior effect.

SECTION 9.5 TRANSFERS VOID.

         Any attempted withdrawal, sale, assignment, pledge, transfer, encumbrance, mortgage or other disposition, or substitution of a Partner, made in violation of this Agreement shall be automatically void ab initio. If any Partner makes or attempts to make a withdrawal, sale, assignment, pledge, transfer, encumbrance, mortgage or other disposition or substitution in violation of this Agreement, then unless such Partner is at the time the sole General Partner, all of such Partner's rights hereunder to vote for or participate in Partnership decisions shall be suspended until such violation is cured.

SECTION 9.6 DEVELOPMENT OPTIONS; PUT AND CALL RIGHTS.

         (a) DEVELOPMENT OPTIONS.

                  (i) As set forth in this Agreement, "Development Options" shall mean opportunities to expand the generation capacity of the Partnership at the site of the Plant and the CT, at the Temple, Pennsylvania site of UGID's Affiliate UGI Utilities, Inc., at the site in Mt. Carmel, Pennsylvania of Foster-Wheeler's approximately 85 MW waste coal fired cogeneration unit, or at any other site where the Partners jointly agree in writing to enter into a new development project, or opportunities to create any new entity or entities for the purpose of creating additional generation capacity at any of the foregoing sites. Any Partner having knowledge of a Development Option shall bring the same to the attention of the Executive Committee for review. Subject to the provisions of Section 9.7, any Partner having knowledge of a potential Development Option may, but shall not be required to, bring the same to the attention of the Executive Committee for review. If the Executive Committee determines not to undertake any such Development Option, the Partners shall mutually agree whether, and on what terms, any such Development Option shall be undertaken jointly by the Partners outside the Partnership.

                  (ii) Notwithstanding the foregoing, the potential development of new base load generation capacity at the Plant (the "Hunlock Expansion Project") shall not be a Development Option. In the event that the Partners determine to undertake the Hunlock Expansion Project,
         (A) the Partners shall mutually agree on the terms on which the Hunlock Expansion Project shall be undertaken and (B) the Partnership shall continue to operate the CT under a mutually satisfactory lease between the Partnership and the equity owners of the Hunlock Expansion Project. UGI GP shall have the right, but not the obligation, to contribute up to 50% of the capital required to undertake the Hunlock Expansion Project, which capital contribution may be made, at the option of UGI GP, in cash, tangible or intangible assets, services, Partnership Interests or any combination of the foregoing.

                  (iii) The Executive Committee shall establish the scope of and schedule for feasibility studies in connection with the Partners' potential interest in the following proposed projects: (A) the Hunlock Expansion Project; (B) combustion turbine installation at UGI Utilities' LNG facility at Temple, Pennsylvania; (C) wholesale gas and electric marketing; (D) contribution to a new venture of UGID's interest in the Conemaugh steam electric station; and (E) the joint acquisition of Mount Carmel or other non-utility generating stations.

         (b) UGID PUT RIGHTS. For a period of five (5) years from the date hereof, UGI GP shall have the right, but not the obligation, to require Allegheny Energy Supply to purchase the Plant (including all inventory of the Partnership associated with the Plant) or the CT, or both of them, from the Partnership (collectively, the "UGI Put Right"). The purchase price for the Plant and such inventory shall be the sum of Fifteen Million Dollars ($15,000,000) plus the value of all inventory of the Partnership associated with the Plant at the time of such purchase, which amount shall be paid by Allegheny Energy Supply to the Partnership by wire transfer of immediately available funds at a closing of such purchase to be held as soon as practicable following written notice from UGI GP to Allegheny Energy Supply of its determination to require such purchase. The purchase price for the CT shall be the amount of the book value of the CT on the books of the Partnership as of the date of closing of such purchase, which amount shall be paid by Allegheny Energy Supply to the Partnership by wire transfer of immediately available funds at a closing of such purchase to be held as soon as practicable following written notice from UGI GP to Allegheny Energy Supply of its determination to require such purchase. In connection with any such closing, UGI GP and Allegheny Energy Supply shall jointly prepare, execute and deliver such instruments of transfer that are reasonably required to effectuate the purchase and sale of the Plant or the CT, or both of them. All funds received by the Partnership in connection with the sale of the Plant or the CT, or both of them, shall be paid, as soon as practicable following the closing of any such sale, to the Partners in a special distribution in proportion to the Percentage Interests of each as of the date of distribution. In the event that UGI GP exercises the UGI Put Right with respect to the Plant and the CT and, upon such exercise, the Partnership's assets consist solely of intangible items, the Partners thereafter shall cause the orderly dissolution of the Partnership.

         (c) ALLEGHENY CALL RIGHT. In the event that the Hunlock Expansion Project is undertaken solely by Allegheny Energy Supply (or an Affiliate thereof) without the participation of UGI GP or its Affiliates, Allegheny Energy Supply (or an Affiliate thereof) shall have the right, but not the obligation, to purchase the Plant (including all inventory of the Partnership associated with the Plant) from the Partnership. The purchase price for the Plant and such inventory shall be the sum of Fifteen Million Dollars ($15,000,000) plus the value of all inventory of the Partnership associated with the Plant at the time of such purchase, which amount shall be paid by Allegheny Energy Supply (or such Affiliate) to the Partnership by wire transfer of immediately available funds at a closing of such purchase to be held as soon as practicable following written notice from Allegheny Energy Supply (or such Affiliate) to UGI GP of its determination to undertake such purchase. In connection with any such closing, UGI GP and Allegheny Energy Supply shall jointly prepare, execute and deliver such instruments as are reasonably required to effectuate the continued ownership and operation of the CT by the Partnership, including but not limited to a ground lease for the CT site. All funds received by the Partnership in connection with the sale of the Plant shall be paid, as soon as practicable following the closing of any such sale, to the Partners in a special distribution in proportion to the Percentage Interests of each as of the date of distribution.

         (d) UGI RETAINED LIABILITY. Notwithstanding the provisions of Section 9.6(b) (or any other provision) contained in this Agreement to the contrary, upon the provision of notice by UGI GP to Allegheny GP that UGI GP is exercising the UGI Put Right (as provided in Section 9.6(b)), UGI GP shall retain and not be relieved of liability for fifty percent (50%) of any Pre Contribution Loss actually known to the Partnership as of the date of such notice (the "Notice Date") in an aggregate amount not to exceed the aggregate amount of the proceeds of the exercise of the UGI Put Right paid to UGI GP (the "UGI Retained Liability"), and Allegheny GP shall bear the liability for the remainder of such actually known Pre Contribution Loss. Notwithstanding the foregoing, UGI GP shall bear no liability for any Pre Contribution Loss that becomes known to the Partnership subsequent to the Notice Date. The amount of the fixed portion, if any, of the UGI Retained Liability as determined as of the closing of the exercise of the UGI Put Right shall be deducted from the amount payable to UGI GP in connection with such closing. The remainder of the UGI Retained Liability shall become due and payable as Pre Contribution Loss in respect thereof becomes fixed. The exclusive remedies of Allegheny GP and its Affiliates for recovery of any Pre Contribution Loss, whenever arising, shall be enforcement of (a) UGI GP's covenant in this
Section 9.6(d) in respect of the UGI Retained Liability (b) that certain Guaranty, dated as of the date hereof, executed and delivered by UGID guaranteeing the payment of the contingent portion, if any, of the UGI Retained Liability as determined as of the closing of the exercise of the UGI Put Right. As used herein, "Pre Contribution Loss" means, collectively, any loss or damage arising out of a third party claim against the Partnership, its assets and/or the Partners relating to or resulting from (i) any environmental matter affecting the Plant and/or Site that existed prior to the date of formation of the Partnership, (ii) any material breach of any representation or warranty of UGID provided in the Formation Agreement (determined as though such representations and warranties survived, until the Notice Date but not thereafter, the formation of the Partnership) and (iii) the failure of the Plant and/or the Site to comply as of any date prior to the formation of the Partnership in all material respects with all laws, regulations, rules, ordinances, orders, permits and notices of any governmental entity or agency thereof applicable to the Plant and/or Site.

SECTION 9.7 COMPETITIVE ACTIVITIES.

         (a) Subject to the exceptions set forth in the introductory clause of the sentence immediately following, notwithstanding any provision to the contrary contained herein, and notwithstanding any common law or statutory provision, rule, maxim or interpretation to the contrary, the Partners and the Partnership hereby acknowledge and agree that Affiliates and Related Parties of the Partners currently engage in and may in the future engage in business activities, and may invest in business ventures, that may in each case compete with or otherwise be adverse to the business activities and directives of the Partnership, or may constitute potential business opportunities for the Partnership (collectively "Business Opportunities"). Other than in respect of Development Options and the Hunlock Expansion Project:

         (i) Affiliates and Related Parties of each Partner shall have the right to engage in any Business Opportunity that presents itself, and any such activities shall in no way or manner constitute or be deemed a breach of any fiduciary duty of any Partner to the Partnership or the other Partners;

         (ii) No Partner (nor any Affiliate or Related Party of such Partner) shall have any fiduciary obligation to the Partnership or any other Partner with respect to making Business Opportunities available to the Partnership or any other Partner; and

         (iii) Affiliates and Related Parties of each Partner may, notwithstanding the existence of this Agreement, engage in whatever activities they choose (including, without limitation, Business Opportunities), whether the same is competitive with the Partnership or otherwise, without having or incurring (A) any liability to any Partner or the Partnership (or any Affiliates or Related Parties of the Partnership or any Partners) and (B) any obligation to offer any interest in such activities to the Partnership or the other Partners (or any Affiliates or Related Parties of the Partnership or any Partners).

         (b) The provisions of this Section 9.7 shall survive the expiration or sooner termination of this Agreement and are a material inducement to the Partners in connection with entering into this Agreement.

                     ARTICLE 10 - SPECIAL PURPOSE ENTITIES

SECTION 10.1 SPECIAL PURPOSE NATURE OF PARTNERS.

            Notwithstanding any provision to the contrary contained in this Agreement, including but not limited to the provisions of Section 9.1, Section
9.2 and Section 9.3, all Partners shall at all times maintain and adhere to provisions in such Partners' charters or governance documents that provides, in form and substance reasonably satisfactory to the Partnership, that such Partners will not engage in any activities, shall not incur any indebtedness (or guaranty indebtedness of others), shall not commingle funds or accounts and shall not consolidate for any purpose with any other entity, except as otherwise expressly authorized by the Partnership. The Partners and any successor or assign of any Partner, shall submit such governance provisions to the Partnership for review and approval prior to affecting any Transfer of any Partnership Interest. The Partners intend that each Partner be a so-called "special purpose entity" engaged only in the activity of being a Partner in the Partnership, and the provisions of this Section 10.1 shall be interpreted in a manner consistent with such intention.

                         ARTICLE 11 - BOOKS AND RECORDS

SECTION 11.1 BOOKS AND RECORDS.

            The Administrative Partner shall maintain, or cause to be maintained, at the expense of the Partnership (but consistent with the provisions of Section 6.4), in a manner customary and consistent with good accounting principles, practices and procedures, a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of the Partnership) in which shall be entered fully and accurately each and every transaction with respect to the Partnership Assets. Bills, receipts and vouchers shall be maintained on file by the Administrative Partner. The Administrative Partner shall maintain said books and accounts in a safe manner and separate from any records not related directly to the Partnership or the Partnership Assets. The Administrative Partner shall cause audits to be performed and audited statements and income tax returns to be prepared as required by Section 11.3. Such books and records of account shall be prepared and maintained by the Administrative Partner at the principal place of business of the Partnership or such other place or places as may be determined by the Executive Committee from time to time. Each Partner or its duly authorized representative (including, without limitation, its accountants, attorneys or other designees) shall have the right to inspect, examine and copy such books and records of account at the Partnership's office during reasonable business hours. A reasonable charge for copying books and records may be charged by the Partnership.

SECTION 11.2 ACCOUNTING AND FISCAL YEAR.

            The books of the Partnership shall be maintained in accordance with GAAP and any other applicable requirements and the Partnership shall report its operations for tax purposes on the accrual method. The Fiscal Year may be changed from time to time at the election of the Partners in accordance with the Code and applicable Regulations.

SECTION 11.3 FINANCIAL STATEMENTS AND REPORTS.

         (a) The Administrative Partner shall prepare, at Partnership expense (but consistent with the provisions of Section 6.4), the financial statements (which financial statements shall be prepared in accordance with GAAP consistently applied) and other information that the Executive Committee determines appropriate. In addition, within forty-five (45) days after the end of each Fiscal Year, the Administrative Partner will prepare, at Partnership expense, and deliver to each Partner a report setting forth in sufficient detail all such information and data with respect to business transactions effected by or involving the Partnership during the Fiscal Year as will enable the Partnership and each Partner timely to prepare its federal, state and local income tax returns in accordance with all applicable laws, rules and regulations. The Administrative Partner also will prepare federal, state and local tax returns required of the Partnership, submit those returns to the Executive Committee for its approval no later than thirty (30) calendar days prior to the date required for the filing thereof (including any extensions granted) and will file the tax returns after they have been approved by the Executive Committee. In the event the Executive Committee shall not desire or be able to approve any such tax return prior to the date required for the filing thereof (including any extensions granted), the Administrative Partner will timely obtain an extension of such date.

         (b) All decisions as to accounting principles shall be made by the Executive Committee, subject to the provisions of this Agreement.

SECTION 11.4 ACCOUNTANT.

         The Partnership shall retain an independent U.S. public accounting firm of national stature, as selected by the Executive Committee, as the accountants and auditors for the Partnership (the "Accountant"). The Accountant shall audit the financial statements of the Partnership annually or as the Executive Committee shall direct. The fees and expenses of the Accountant shall be an expense of the Partnership.

SECTION 11.5 RESERVES.

         The Executive Committee may, in its discretion and subject to such conditions as it shall determine, establish reserves (including, without limitation, cash reserves) for the purposes and requirements it may deem appropriate.

SECTION 11.6 TAX MATTERS.

         (a) The Executive Committee shall designate a Partner to attend to or cause to be attended to all of the tax affairs of the Partnership, who, as such, will serve as the "Tax Matters Partner" of the Partnership. Notwithstanding the foregoing, each Partner shall otherwise be considered to have retained such rights (and obligations, if any) as are provided for under the Code with respect to any examination, proposed adjustment or proceeding relating to Partnership items. UGI GP shall be the initial Tax Matters Partner. The Administrative Partner will give prompt notice to all Partners of any audit or other proceeding involving income tax liability of the Partnership of which the Administrative Partner is notified or becomes aware. The Administrative Partner shall endeavor at all times to cause the Partnership to be classified as a partnership for federal income tax purposes.

         (b) The Partnership will reimburse the Tax Matters Partner for all expenses reasonably incurred by it in connection with the fulfillment of its duties set forth in subparagraph (a) hereof including, without limitation, the preparation of tax information, returns, and any administrative or judicial proceeding with respect to the tax liabilities of the Partners.

SECTION 11.7 TAX ELECTIONS AND TREATMENT.

         All elections required or permitted to be made by the Partnership under the Code shall be made or not made by the Tax Matters Partner, with the advice of the Accountant and tax counsel for the Partnership, in any manner that reasonably reflects the purpose and intention of this Agreement.

             ARTICLE 12 - BUDGETS AND OPERATING PLANS; POWER SUPPLY
                             AGREEMENTS; FIXED COSTS

         (a) Unless the parties otherwise agree, the Executive Committee, within sixty (60) days of the date hereof, shall cause to be prepared and shall approve a budget (the "Initial Budget") and an operating plan (the "Initial Operating Plan") covering the period from the date hereof through the end of the first Fiscal Year of the Partnership. Not later than the sixtieth (60th) day prior to the end of each Fiscal Year, the Administrative Partner under direction of the Executive Committee shall prepare and submit to the Executive Committee for its approval a Budget and an Operating Plan (as each from time to time in effect, the "Budget" and the "Operating Plan" which term shall include, as the context requires, the Initial Budget and the Initial Operating Plan) for the Partnership for the immediately succeeding Fiscal Year, which, collectively, shall set forth all anticipated income, operating expenses and capital and other costs and expenses of the Partnership (including legal fees and expenses). The Initial Budget and the Initial Operating Plan and any future Budget and Operating Plan shall each be in the form specified from time to time by the Executive Committee.

         (b) The Executive Committee shall review the then current Budget and Operating Plan at or around the sixth month following the starting date for the Budget and the Operating Plan and shall make such amendments thereto as it shall determine to be in the best interests of the Partnership.

         (c) On the Effective Date, the Executive Committee shall cause the Partnership to enter into power supply agreements with each Partner or a designated Affiliate of such Partner, and each of the Partners hereby covenants and warrants to the other Partner that it or an Affiliate thereof shall enter into such a power supply agreement with the Partnership, providing for, among other things, (i) the right of each of the Partners (or such Affiliate) to purchase fifty percent (50%) (subject to adjustment in accordance with the Partners' Partnership Interests) of the output of the Plant and the CT at a price equal to the variable cost of generation of such output.

         (d) Each of the Partners shall bear fifty percent (50%) (subject to adjustment in accordance with the Partners' Partnership Interests) of the fixed costs of operating and maintaining the Plant and the CT.

                  ARTICLE 13 - REPRESENTATIONS, WARRANTIES AND
                            COVENANTS OF THE PARTNERS

SECTION 13.1 PARTNER REPRESENTATIONS.

         Each Partner represents and warrants to and covenants with the other Partners as follows:

         (a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation with all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to conduct the business of the Partnership.

         (b) This Agreement constitutes the legal, valid and binding obligation of the Partner enforceable in accordance with its terms.

         (c) Except as set forth on Schedule 13.1 hereto, no consents or approvals are required from any governmental authority or other person or entity for the Partner to enter into this Agreement and the Partnership. All corporate or partnership action on the part of the Partner necessary for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly taken.

         (d) The execution and delivery of this Agreement by the Partner and the consummation of the transactions contemplated hereby by the Partner do not conflict with or contravene the provisions of its organizational documents or any agreement or instrument by which it or its properties are bound or any law, rule, regulation, order or decree to which it or its properties are subject.

         (e) It has not conducted any business other than business incidental to the formation of the Partnership.

SECTION 13.2 PARTNER CONSENTS.

         Except as otherwise herein expressly provided, references herein to approval or consent of the Partnership, the Partners or the Executive Committee shall mean written approval or consent, or approval or consent given at a meeting of the Executive Committee which is recorded in the written minutes of such meeting.


                           ARTICLE 14 - BANK ACCOUNTS

         Subject to the policy guidelines and approvals of the Executive Committee, (i) the cash Capital Contributions of the Partners and other funds and receipts of the Partnership shall be deposited in a segregated bank account or accounts which shall be specially opened and maintained by the Partnership; and (ii) all withdrawals from any such accounts may be made upon the signature of either Partner. The Administrative Partner shall advise the Partners of the number and location of all such bank accounts. No funds of the Partnership shall be commingled with any other funds or placed in any other accounts of the Partners except as are maintained for the Partnership Assets.

                            ARTICLE 15 - DISSOLUTION

SECTION 15.1 EVENTS OF DISSOLUTION.

         The Partnership shall be dissolved upon the occurrence of any of the following events:

         (a) the expiration of the term of the Partnership as provided in
ARTICLE 3;

         (b) a sale or other disposition of all or substantially all of the Partnership Assets, unless such dissolution would have an adverse effect on one or both of the Partners or within ten (10) Business Days thereafter the Partners determine to continue the Partnership;

         (c) (i) the filing by the Partnership of a voluntary petition for relief under Title 11 of the United States Code or any successor or amendatory provisions thereto, or (ii) ninety (90) days after the filing of an involuntary petition against the Partnership for relief under Title

11 of the United States Code or any successor or amendatory provisions thereto, or (iii) ninety (90) days after the appointment of a trustee or receiver of the Partnership or the assignment of the Partnership or any material part of the Partnership Assets for the benefit of creditors by, of, or with respect to the Partnership, unless any such event referred to in subsection (c)(ii) or (c)(iii) is remedied within ninety (90) days of its occurrence or, within ninety (90) days after the occurrence of an event referred to in subsection (c)(i) or prior to the expiration of the ninety (90) day period referred to in subsection
(c)(ii) or (c)(iii), the Partners nevertheless determine to continue the Partnership;

         (d) subject to Section 6.2(b), an election by the Executive Committee to dissolve the Partnership; or

         (e) an event set forth in Section 8353 of the Act.

SECTION 15.2 LIQUIDATION OF PARTNERSHIP.

         (a) In the event of the dissolution of the Partnership, there shall be an orderly liquidation of the Partnership Assets.

         (b) Upon any dissolution of the Partnership, the Accountant shall prepare a statement setting forth the assets and liabilities of the Partnership as of the date of dissolution, and such statement shall be furnished to all Partners.

         (c) In the event of liquidation of the Partnership Assets, they shall be liquidated as promptly as possible, and the Executive Committee shall supervise such liquidation, which shall be conducted in an orderly and businesslike manner so as not to involve undue sacrifice, as the Partners shall determine in their discretion. The proceeds thereof shall be applied and distributed in the following order of priority:

                  (i) to the payment of debts and liabilities of the Partnership and the expenses of liquidation, including, without limitation, to the setting up of any reserves which the Partners reasonably may deem necessary for any contingent, conditional, unmatured or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership. Said reserves may be paid over to an escrowee satisfactory to the Partners, to be held by it for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies and, at the expiration of such period as the Partners shall deem advisable, to distribute the balance of such reserves to the Partners in proportion to the positive balances of their respective Capital Accounts determined in the same manner and at the same time as the distribution provided for by (ii) of this subsection; and

                  (ii) thereafter, to the Partners and their successors in proportion to the positive balances of their respective Capital Accounts (after giving effect to all contributions, distributions and allocations for all periods).


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
         (d) No dissolution of the Partnership shall release or relieve any of the Partners of their obligations accruing or arising prior to the date of dissolution under this Agreement.

ARTICLE 16 - POWER OF ATTORNEY; RESTRICTIONS

         Each Partner hereby irrevocably constitutes and appoints each of the Partners as its true and lawful attorney-in-fact during the term of the Partnership, in its name, place and stead to make, execute, endorse, deliver, acknowledge and file with respect to, for and on behalf of the Partnership, the documents or instruments set forth below.

         (a) such applications for authority, fictitious or assumed named certificates and, where applicable, certificates of formation, cancellation or certificates of dissolution as may be deemed advisable or be required by the laws of the Commonwealth of Pennsylvania or any other jurisdiction where the same are required to be filed, as well as such amendments of the certificates referred to in this subsection (a) as may be required by law or otherwise pursuant to the provisions of this Agreement;

         (b) such amendments to this Agreement as may be approved by the Executive Committee or which are made pursuant to the terms hereof (including but not limited to amendments reflecting the admission or substitution of other Partners or the recapitalization of the Partnership); provided, that the Partnership Interests of the UGI GP and/or Allegheny GP, as applicable, shall be reduced on admission or substitution of other partners in proportion to their respective Percentage Interests immediately prior to such event;

         (c) such conveyances and other instruments deemed necessary or advisable by the Executive Committee to effect the dissolution of the Partnership or to effect an extension of the term of the Partnership;

         (d) any and all checks or other drafts made payable to the Partnership;

         (e) such certificates or instruments required to admit to the Partnership or evidence the withdrawal from the Partnership of any Partner in accordance with the provisions of this Agreement;

         (f) such documents and instruments as may be necessary or advisable with respect to a merger or consolidation;

         (g) such documents and instruments as may be necessary or advisable with respect to a transfer to the Partnership or another Partner or any third party of all or a portion of a Partner's Partnership Interest in accordance with the provisions of this Agreement;

         (h) such documents and instruments as may be required or appropriate to cause the Partnership to be classified as a partnership for federal income taxation purposes; and

         (i) such other documents, instruments and certificates as the Partners may deem necessary or desirable to carry out the provisions of this Agreement in accordance with its terms, as now or hereafter in effect.

         The grant of this power of attorney is irrevocable and is coupled with an interest and shall survive the death, legal incompetency, bankruptcy, disability, incapacity or withdrawal of any Partner.

                           ARTICLE 17 - MISCELLANEOUS

SECTION 17.1 RECIPIENT OF DISTRIBUTIONS.

         All distributions of cash or property to be made to the Partners pursuant to the provisions of this Agreement shall be made directly to the parties entitled thereto at the address set forth in Section 17.2.

SECTION 17.2 NOTICES, ETC.

         Any offer, acceptance, election, approval, consent, request, waiver, notice or other document (collectively, "Notice") required or permitted to be given pursuant to any provisions of this Agreement, shall be deemed duly given only when in writing, signed by or on behalf of the person giving the same, and either (i) personally delivered (with receipt acknowledged), or (ii) sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the person or persons to whom such Notice is to be given, in each case at the address set forth for such party below, or at such other address as shall have been set forth in a Notice sent pursuant to the provisions of this
ARTICLE 17:

         If to Allegheny GP, to:

                  800 Cabin Hill Drive
                  Greensburg, PA  15601
                  Attention:  Deputy General Counsel

         If to UGI GP, to:

                  UGID
                  460 North Gulph Road
                  King of Prussia, Pennsylvania 19406
                  Attention:  General Counsel

         Notwithstanding any provision herein to the contrary, any routine reports required by this Agreement to be submitted to the Partners at specified times may be sent by first-class mail or fax. All Notices shall be deemed given
(i) when received or receipt is refused, or (ii) upon failure of delivery because notice of such Partner's change of address has not been given in accordance with the terms of this Section 17.2. Any Partner may change its address for the receipt of Notices at any time by giving Notice thereof to all other Partners; but no such Notice of change of address shall be effective until received by the Partners, and any Partner which is prevented from giving any Notice pursuant hereto to any Partner on account of such Partner changing its address and/or telephone number without having given Notice thereof to all the other Partners shall nevertheless be deemed to have given such Notice in accordance with this Section 17.2 to such Partner, provided such Notice is sent to the most recent address of such Partner of which Notice has been given pursuant hereto.

SECTION 17.3 BINDING EFFECT.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns.

SECTION 17.4 MODIFICATION, WAIVER OR TERMINATION.

         (a) Except as provided in Section 9.4 and otherwise as expressly provided herein, no modification, waiver or termination of this Agreement, or any part hereof, shall be effective unless made in writing and signed by the party or parties sought to be bound thereby, or its or their duly appointed attorneys-in-fact, as the case may be, and no failure to pursue or elect any remedy or waiver with respect to any default under or breach of any provision of this Agreement shall be deemed to be a waiver of any other subsequent similar or different default, breach or provision, or of any election of remedies available in connection therewith. Receipt by any party of any money or other consideration due under this Agreement shall not constitute a waiver of any provision of this Agreement.

         (b) Notwithstanding anything to the contrary contained in this Agreement, the Executive Committee may approve an amendment to this Agreement, and such amendment shall be binding on all Partners provided that no such amendment shall adversely affect the rights of or dilute the Percentage Interests of any Partners which have not approved such amendment.

SECTION 17.5 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, all of which shall for all purposes constitute one Agreement binding on all of the parties hereto, notwithstanding that all of the other parties did not execute the same counterpart. The signatures of the parties may be on separate signature pages all of which, when attached hereto, shall constitute the execution of one Agreement binding on all the parties hereto, notwithstanding that all of the other parties did not execute the same signature page.


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
SECTION 17.6 APPLICABLE LAWS AND CONSENT TO JURISDICTION; WAIVER OF JURY
TRIAL.

         (a) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without reference to any conflict of law or choice of law principles that might apply the law of another jurisdiction. Any dispute or controversy arising out of or in connection with this Agreement or any alleged breach hereof shall be settled by arbitration in Harrisburg, Pennsylvania pursuant to the rules of the American Arbitration Association. If the Partners cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by each Partner, and the two arbitrators so chosen will select a third. The decision of the single arbitrator jointly selected by the Partners, or, if three arbitrators are selected, the decision of any two or them, will be final and binding upon the Partners and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and costs of arbitration shall be borne by the Partners in such manner as shall be determined by the arbitrator or arbitrators.

SECTION 17.7 LIMITATION ON RIGHTS OF OTHERS.

         No person or entity other than a Partner is, nor is it intended that any such other person or entity be treated as, a direct, indirect, intended or incidental third party beneficiary of this Agreement for any purpose whatsoever, nor shall any other person or entity have any legal or equitable right, remedy or claim under or in respect of this Agreement.

SECTION 17.8 INTEGRATION.

         This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties pertaining to that subject matter to the extent that they conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict the express provisions of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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
            IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Partnership of Hunlock Creek Energy Ventures as of the day and year first above written.

            ALLEGHENY GP:     ALLEGHENY ENERGY SUPPLY HUNLOCK CREEK, LLC


                              By:  Allegheny Energy, Inc., its sole member


                                  By:___________________________________
                                     Name:
                                     Title:


            UGI GP:           UGI HUNLOCK DEVELOPMENT COMPANY


                              By:__________________________________
                                 Name:
                                 Title:


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